Exhibit 99.1

Caesars Entertainment Corporation Announces Consent Solicitation

With Respect To Its 5.00% Convertible Senior Notes due 2024

LAS VEGAS – (PRNewswire) – November 18, 2019 – Caesars Entertainment Corporation (NASDAQ: CZR) today announced that it has commenced a consent solicitation with respect to the adoption of certain proposed amendments (the “Proposed Amendments”) to the indenture governing its 5.00% Convertible Senior Notes due 2024 (the “Notes”), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated November 18, 2019 (the “Consent Solicitation Statement”).

Subject to the terms and conditions set forth in the Consent Solicitation Statement, beneficial owners of an interest in the Notes as of 5:00 p.m., New York City time, on November 15, 2019 whose consents are validly received at or prior to 5:00 p.m., New York City time, on November 25, 2019 (unless extended or earlier terminated, the “Expiration Time”) and not validly revoked will be eligible to receive the applicable consent fee (each, a “Consent Fee”) with respect to such Notes set forth in the table below, promptly after all conditions to the consent solicitation shall have been satisfied or waived.

Notes	CUSIP	Consent Fee per $1.00 Principal Amount	Outstanding Principal Amount
5.00% Convertible Senior Notes due 2024 of Caesars Entertainment Corporation	127686 AA1	At least $0.0025	$1,118,797,460

The Consent Fee for the consent solicitation is an amount, per $1.00 principal amount of Notes for which a beneficial owner has validly delivered (on or prior to the Expiration Time) and not validly revoked its consent, equal to the product of $0.0025 multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding at the Expiration Time and the denominator of which is the aggregate principal amount of Notes for which the beneficial owners validly delivered and not validly revoked consents. As a result, the Consent Fee will range from $0.0025 per $1.00 (if all beneficial owners consent) to approximately $0.0050 per $1.00 (if beneficial owners of only a majority of the aggregate principal amount of the then-outstanding Notes consent).

The Proposed Amendments relate to the previously announced Agreement and Plan of Merger, dated as of June 24, 2019, by and among Caesars Entertainment Corporation, Eldorado Resorts, Inc. (“Eldorado”) and Colt Merger Sub, Inc., (as amended and as it may be further amended from time to time, the “Merger Agreement”). Pursuant to, and subject to the terms and conditions of, the Merger Agreement, through one or more transactions, Eldorado will acquire Caesars Entertainment Corporation (the “Acquisition”) and Caesars Entertainment Corporation will become a wholly-owned subsidiary of Eldorado. No changes will occur with respect to the terms of the Notes as a result of the Proposed Amendments, other than as specifically provided for in the Consent Solicitation Statement. Caesars Entertainment Corporation is soliciting consents to amend the indenture to expressly permit the Acquisition and the other transactions contemplated by the Merger Agreement (including the related financing transactions) and, subject to the consummation of the Acquisition, delete most of the restrictive covenants in the indenture for the purpose of providing additional operating flexibility after the consummation of the Acquisition.

Adoption of the Proposed Amendments is conditioned upon receipt of valid consents from beneficial owners representing at least a majority of the outstanding aggregate principal amount of the Notes (the “Requisite Consents”) at or prior to the Expiration Time, except that Notes owned by Caesars Entertainment Corporation or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with Caesars Entertainment Corporation shall be disregarded and deemed not to be outstanding for purposes of the consent solicitation; provided that any such beneficial owners shall still be entitled to receive the applicable Consent Fee to the extent they have validly delivered consents as described herein.

The supplemental indenture to the indenture implementing the Proposed Amendments will be executed promptly upon receipt of the Requisite Consents, at which time such supplemental indenture will become effective, but the Proposed Amendments will become operative only upon the payment of the applicable Consent Fee. If the Requisite Consents are received at or prior to the Expiration Time, the company expects to make payment of the aggregate Consent Fee payable in respect of the consent solicitation within two business days after the Expiration Time. If the Consent Fee is not paid pursuant to the consent solicitation, the Proposed Amendments will not become operative and be deemed to have been revoked retroactively to the date of the supplemental indenture. Upon the Proposed Amendments becoming effective and operative, all the beneficial owners of an interest in the Notes and their respective transferees will be bound by the terms thereof, even if they did not deliver consents to the Proposed Amendments. For the avoidance of doubt, although the consent solicitation is not conditioned on the consummation of the Acquisition, the Proposed Amendments will only result in the elimination of the restrictive covenants specified in the Consent Solicitation Statement upon the consummation of the Acquisition.

The consent solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement. Caesars Entertainment Corporation may terminate, extend or amend the consent solicitation with respect to the Notes as described in the Consent Solicitation Statement.

Caesars Entertainment Corporation has retained Jefferies LLC to act as solicitation agent in connection with the consent solicitation. Questions may be directed to Jefferies LLC at (212) 284-8137. Caesars Entertainment Corporation has retained Ipreo LLC to act as the information, tabulation and paying agent for the consent solicitation. Questions and requests for additional documents may be directed to Ipreo LLC at (888) 593-9546 (toll free) or (212) 849-3880 (bankers and brokers).

Beneficial owners of an interest in the Notes whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee should note that their nominee may establish a deadline earlier than the Expiration Time by which instructions must be received by them in relation to the consent solicitation and, accordingly, such beneficial owners are urged to contact their nominees as soon as possible to learn of any deadlines established by their nominees in relation to the consent solicitation.

None of Caesars Entertainment Corporation, Jefferies LLC or Ipreo LLC makes any recommendations as to whether or not beneficial owners of an interest in the Notes should consent to the Proposed Amendments pursuant to the consent solicitation. Each beneficial owner must make its own decision as to whether to consent to the Proposed Amendments.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell the Notes and is not a solicitation of consents to the Proposed Amendments. The consent solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

About Caesars Entertainment Corporation

Caesars Entertainment Corporation is one of the world’s most diversified casino-entertainment providers and the most geographically diverse U.S. casino-entertainment company. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment Corporation has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment Corporation’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment Corporation’s portfolio also includes the Caesars Entertainment Corporation UK family of casinos. Caesars Entertainment Corporation is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment Corporation is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements.” Such statements include, but are not limited to, statements about future financial and operating results, Caesars Entertainment Corporation’s plans, objectives, expectations and intentions with respect to future operations, the Acquisition, the consent solicitation and the Proposed Amendments; and other statements identified by words such as “expect,” “will,” “continue,” “anticipate,” “plan,” “subject to,” “condition,” “may” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Caesars Entertainment Corporation’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Caesars Entertainment Corporation’s control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Caesar Entertainment Corporation’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) the inability to complete the Acquisition due to the failure to satisfy conditions to completion of the Acquisition, including the receipt of all gaming and other regulatory approvals related to the Acquisition; (ii) uncertainties as to the timing of the completion of the Acquisition and the ability of each party to complete the Acquisition; (iii) disruption of our current plans and operations; (iv) the inability to retain and hire key personnel; (v) competitive responses to the Acquisition; (vi) termination fees and unexpected costs, charges or expenses resulting from the Acquisition; (vii) the outcome of any legal proceedings instituted against us or our directors related to the Acquisition; (viii) delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the Acquisition; and (ix) legislative, regulatory and economic developments; (x) our ability to respond to changes in the industry, particularly digital transformation, and to take advantage of the opportunity for legalized sports betting in multiple jurisdictions in the United States (which may require third-party arrangements and/or regulatory approval); (xi) compliance with the extensive laws and regulations to which we are subject, including applicable gaming laws, the Foreign Corrupt Practices Act and other anti-corruption laws, and the Bank Secrecy Act and other anti-money laundering laws; (xii) abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers); (xiii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xiv) the effects of competition, including locations of competitors, growth of online gaming, competition for new licenses, and operating and market competition; (xv) acts of war or terrorist incidents, severe weather conditions, uprisings, or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain facilities of ours; (xvi) the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and hotel sales; (xvii) the accuracy of current cost estimates associated with environmental remediation activities; (xviii) the profitable integration of acquired businesses into Caesars Entertainment Corporation’s operations; (xix) the ability to implement our enterprise resource planning systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xx) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xxi) changes in supplier sales or vendor incentive policies; (xxii) the ability of our suppliers to satisfy their performance obligations; (xxiii) the effects of price increases or decreases; (xxiv) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government’s share of any pension curtailment adjustment calculated in accordance with U.S. Government Cost Accounting Standard 413; (xxv) future levels of indebtedness and capital expenditures; (xxvi) risks and costs associated with protecting the integrity and security of internal, employee, and customer data; (xxvii) the effects of currency exchange rates and foreign competition on future operations; and (xxviii) other risks and uncertainties set forth in the documents incorporated by reference herein. The information set forth herein speaks only as of the date hereof, and Caesars Entertainment Corporation disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Source: Caesars Entertainment Corporation

Contact:

Joyce Arpin

Senior Vice President Finance & Treasurer

Phone: (702) 880-4707

Email: jthomas@caesars.com

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